EXHIBIT 10(k)

                               EMPLOYMENT AGREEMENT

     The Agreement is made as of January 1, 1996 between PIONEER FINANCIAL SERVICES, INC., a Illinois corporation with its principal place of business at 1750 E. Golf Road, Schaumburg, IL 60173 (hereinafter "Pioneer Financial"); and ANTHONY J. PINO, an individual residing at 1114 Glenlake Way, Louisville, Kentucky 40245 (hereinafter "Pino").

                              W I T N E S S E T H:


     WHEREAS, Pioneer Financial is an insurance holding company and, through its subsidiaries, owns 80% of the capital stock of Preferred Health Choice, Inc., an Illinois corporation ("PHC");

     WHEREAS, PHC is a holding company which, through its subsidiaries, provides managed care services; and

     WHEREAS, Pino is currently an executive officer of Pioneer Financial and President and Chief Executive Officer of PHC; and Pino possesses valuable skills, expertise and abilities in the life and accident and health insurance and managed cares businesses; and

     WHEREAS, Pioneer Financial is desirous of retaining the services of Pino as a key managerial employee; and

     WHEREAS, Pino desires to be employed by Pioneer Financial on the terms set forth herein;

     NOW, THEREFORE, for and in consideration of the covenants contained herein, Pioneer Financial hereby employs Pino and Pino accepts such employment with Pioneer Financial upon the terms and conditions hereinafter set forth.

     1. Employment. Pioneer Financial hereby employs Pino and Pino hereby agrees to be employed by Pioneer Financial for a term (the "Term") of three (3) years commencing on January 1, 1996 to perform the duties set forth herein.

     2. Duties. Subject to the control of the Board of Directors of Pioneer Financial, Pino shall serve during the Term as President and Chief Executive Officer of PHC or in such other senior executive offices or capacities as the Board of Directors of Pioneer Financial may from time to time determine; and in such capacity shall render such services as the Board of Directors of Pioneer Financial shall direct. Pino shall have such executive powers and authority as may reasonably be required by him in order to discharge such duties in an efficient and proper manner.

     3. Compensation. PHC shall in the aggregate pay to Pino for all services to be rendered hereunder:

          (a) Base Salary. An annual base salary in an amount of not less than Two Hundred Seventy-Five Thousand Dollars ($275,000); provided that the Board of Directors of Pioneer Financial shall annually make a review of Pino's salary and increase such annual base salary as it deems appropriate; and

          (b) Bonus. Such annual bonus, as may be determined by the Compensation Committee of the Board of Directors of Pioneer Financial, based upon the achievement of such PHC company-wide performance standards as may be established by such Committee.

     4. Benefits. During his employment hereunder, Pino shall be entitled to participate in all employee benefits made available to management personnel of Pioneer Financial and its subsidiaries. Furthermore, in the event of the termination of Pino's employment with Pioneer Financial or its subsidiaries for any reason whatsoever (including without limitation the expiration of this agreement) prior to the occurrence of one of the events referred to in Section 9(b) below, other than termination for cause (as hereinafter defined) or by Pino without good reason (as hereinafter defined), then Pioneer Financial shall provide (or cause to be provided) to Pino, or make such payments to Pino as shall enable Pino to obtain at no cost to himself, until he reaches the age of 65 the health insurance which would have been available to Pino during such period as an employee of Pioneer Financial or its subsidiaries except for such termination; provided, however, that Pioneer Financial shall have no such obligation in the event that Pino becomes entitled to receive substantially similar health insurance coverage as an employee of another company.

     5. Death. Pino's employment by Pioneer Financial will terminate immediately upon his death; provided, however, that in the event of Pino's death during the Term, Pino's estate shall be entitled to receive the payment described in the last sentence of Section 7(b).

     6. Disability. If during Pino's employment hereunder, Pino becomes totally or partially disabled, Pioneer financial shall continue to pay to Pino as long as such disability continues during the Term (or until Pino's employment is terminated by Pioneer Financial in accordance with Section 7 (if earlier)) the level of annual salary payable to Pino at the date his disability is determined, reduced dollar-for-dollar to the extent of any disability insurance payments paid to Pino through insurance programs, the premiums for which were paid by Pioneer Financial or its subsidiaries. For purposes of this Agreement, the term "total disability" shall mean Pino's inability due to illness, accident or other physical or mental incapacity to engage in the full time performance of his duties under this Agreement as reasonably determined by the Board of Directors of Pioneer Financial based on such evidence as such Board shall deem appropriate. For purposes of this Agreement, "partial disability" shall mean Pino's ability due to illness, accident or other physical or mental incapacity to engage in only the partial performance of his duties under this Agreement, as reasonably determined by the Board of Directors of Pioneer Financial based on such evidence as such Board shall deem appropriate.

     7.   Termination.

          (a) For Cause. Pioneer Financial shall have the right to terminate Pino's employment hereunder at any time during the Term "for cause". For purposes of this Agreement, "for cause" shall mean any of the following actions (or inactions) by Pino: illegal conduct of a severity greater than a misdemeanor, gross neglect of, and the continued failure to perform substantially, Pino's duties under this Agreement. Notwithstanding anything herein to the contrary, Pino's inability to perform the duties of his position due to his total or partial disability (as defined herein) shall not be deemed to constitute cause.

          If, in the opinion of the Board of Directors of Pioneer Financial, Pino's employment shall become subject to termination for cause, such Board of Directors shall give Pino notice to that effect, which notice shall describe the matter or matters constituting such cause. If, at the end of such thirty (30) day period, Pino has not substantially eliminated or cured each such matter or matters, then Pioneer Financial shall have the right to give Pino notice of the termination of his employment. Pino's employment hereunder shall be considered terminated for cause as of the date specified in such notice of termination unless and until there is a final determination by a court of competent jurisdiction that the cause of termination of Pino's employment did not exist at the time of giving said notice of termination. Upon termination of Pino's employment "for cause", this Agreement shall terminate without further obligations to Pino other than Pioneer Financial's obligation (a) to pay to Pino in a lump sum in cash within thirty (30) days after the date of termination Pino's base salary through the date of termination to the extent not theretofore paid and (b) to the extent not theretofore paid or provided, to pay or provide to pay, to Pino on a timely basis any other amounts or benefits required to be paid or provided or which Pino is eligible to receive under any plan, program, policy or practice or contract or agreement of Pioneer Financial.

          (b) Without Cause. Pioneer Financial shall have the right to terminate Pino's employment hereunder without cause at any time during the Term. If the Board of Directors determines to terminate Pino's employment without cause, Pioneer Financial shall give notice of such termination to Pino and Pino's employment hereunder shall be considered terminated without cause as of the date specified in such notice of termination. Upon the date of the termination of Pino's employment without cause, Pino shall be paid an amount equal to the present value, discounted to the present at an annual rate of 8%, of an amount equal to the lesser of (x) the salary which would have been payable during a period equal to the remainder of the Term, commencing on the date of termination, at the rate of the annual base salary payable to Pino at the date of termination, or (y) two times his then current annual base salary.

          (c) By Pino. Pino may terminate his employment hereunder at any time by retirement or resignation, upon notice to Pioneer Financial. Upon such termination by Pino, no compensation for any period after the date of such termination shall be payable to Pino; provided, however, that if such termination by Pino is for "good reason" (as defined in Section 8(c)), then Pino shall be entitled to the payment described in the last sentence of Section 7(b).

          (d) Change in Control Effect. No payments shall be made to Pino pursuant to this Section 7 in the event that Pino is entitled to Change in Control Compensation pursuant to Section 8.

     8.   Change in Control.

          (a) Change in Control Severance Compensation. Subject to the provisions of Section 12 below, if, during the term of this Agreement, within two years following a Change in Control (as defined in Section 8(b)), Pino's employment is terminated by Pioneer Financial other than "for cause" (as defined in Section 7(a) or is terminated by Pino for "good reason" (as defined in Section 8(c)), Pino shall be entitled to receive from Pioneer Financial a lump sum cash payment in an amount ("Change in Control Compensation") equal to (x) three times the average income reflected on the W-2 form or forms issued to Pino by Pioneer Financial or its subsidiaries for services performed for them for the five (5) calendar years preceding the year in which such Change of Control occurs, minus (y) one dollar ($1.00) and the amount of any other items that are construed as a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") other than any payment due pursuant to
Section 8(d) below. Pioneer Financial  shall pay such amount to Pino within ten
(10) days of the date of termination. If Pino's employment is terminated by Pioneer Financial for cause, by reason of Pino's death or retirement, or by Pino without good reason, the Change in Control Compensation will not be paid. If Pino was totally or partially disabled as of the Change in Control, the Change in Control Compensation will not be paid.


(b) Change In Control. For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following events (provided, however, that the events referred to in Section 9 below shall not be deemed to result in a Change of Control):

               (i) any person or persons acting as a group, other than a person which as of the date of this Agreement is the beneficial owner of voting securities of Pioneer Financial and other than Pino or a group including Pino, shall become the beneficial owner of securities of Pioneer Financial representing at least thirty-four percent (34%) of the combined voting power of Pioneer Financial's then outstanding securities; or

               (ii) any consolidation or merger to which Pioneer Financial is a party, if following such consolidation or merger, stockholders of Pioneer Financial immediately prior to such consolidation or merger shall not beneficially own securities representing at least sixty-seven percent (67%) of the combined voting power of the outstanding voting securities of the surviving or continuing corporation; or

               (iii) any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of Pioneer Financial, other than to an entity (or entities) of which PHC or the stockholders of Pioneer Financial immediately prior to such transaction beneficially own securities representing at least sixty-seven percent (67%) of the combined voting power of the outstanding voting securities.

          (c) Good Reason. For purposes of this Agreement, "good reason" shall mean any of the following:

               (i) a change in Pino's status or position, the assignment to Pino of any duties or responsibilities which are inconsistent with Pino's status and position or a reduction in the duties and responsibilities to be exercised by Pino;

               (ii) any action by Pioneer Financial which renders Pino unable to effectively discharge his duties and responsibilities hereunder;

               (iii) the failure to maintain Pino's minimum annual base salary in accordance with Section 3(a) or; in the event that such salary is increased during the Term as provided herein, any reduction in Pino's then current annual base salary; or

               (iv) any failure by Pioneer Financial to obtain the assumption of this Agreement by any successor or assignee thereto.


     9.  Assignment of Agreement to PHC.

          (a)  In the event of  the consummation of a transaction referred to in
Section 9(b) below, Pioneer Financial shall cause this Agreement, and its rights and obligations hereunder to be assigned to, and assumed by, PHC; and to cause PHC to agree to assume, and to perform fully and in a timely manner, all of Pioneer Financial's obligations hereunder. Pino agrees that, upon such assignment and assumption, Pioneer Financial shall have no further obligation hereunder

     (b)  Events.

          (i) a public offering of shares of common stock of PHC pursuant to which, immediately after the issuance thereof, the purchasers thereof become the beneficial owners of securities of PHC representing more than 50% of the combined voting power of PHC's then outstanding securities; or

          (ii) the sale of PHC securities (in one transaction or in a series of related transactions) in which any person or persons acting as a group, other than Pioneer Financial, its subsidiaries or affiliates or a group including Pino or his affiliates, become the beneficial owners of securities of PHC representing more than 50% of the combined voting power of PHC's then outstanding securities; or

          (iii) any merger to which PHC is a party, if following such merger, stockholders or PHC immediately prior to such merger shall not beneficially own securities representing more than 50% of the combined voting power of the outstanding voting securities of the surviving or continuing corporation.

     10.  Confidential Information and Trade Secrets.

          (a) Nature. During Pino's employment by Pioneer Financial, Pino will enjoy access to Pioneer Financial's and PHC's "confidential information" and "trade secrets". For purposes of this Agreement, "confidential information" shall mean information which is not publicly available, including without limitation, information concerning customers, material sources, suppliers, financial projections, marketing plans and operation methods, Pino's access to which derives solely from Pino's employment with Pioneer Financial. For purposes of this Agreement, "trade secrets" shall mean Pioneer Financial's and PHC's processes, methodologies and techniques known only to those employees of Pioneer Financial or PHC who need to know such secrets in order to perform their duties on behalf of Pioneer Financial or PHC. Pioneer Financial and PHC take numerous steps, including these provisions, to protect the confidentiality of their confidential information and trade secrets, which they consider unique, valuable and special assets.

          (b) Restricted Use and Non-Disclosure. Pino, recognizing Pioneer Financial's and PHC's significant investment of time, efforts and money in developing and preserving their confidential information, shall not, during his employment hereunder and for a two (2) year period after the end of Pino's employment hereunder, use for his direct or indirect personal benefit any of Pioneer Financial's or PHC's confidential information or trade secrets. For a two (2) year period after the end of Pino's employment hereunder, Pino shall not disclose to any person any of Pioneer Financial's or PHC's confidential information or trade secrets.

          (c) Return of Pioneer Financial and PHC Property. Upon termination of Pino's employment with Pioneer Financial, for whatever reason and in whatever manner, Pino shall return to Pioneer Financial and PHC all copies of all writings and records relating to Pioneer Financial's and PHC's businesses, respectively, confidential information or trade secrets which are in Pino's possession of such time.

     11.  Non-Competition and Non-Solicitation.
          (a) PHC's Investment. Pioneer Financial and PHC are spending and will spend much time, money and effort in building relationships with agents, insureds and customers and will pay Pino valuable consideration pursuant hereto in exchange for Pino's promises herein, including without limitation the covenants in Section 10 and in this Section 11. Pioneer Financial has engaged Pino as a senior executive officer of Pioneer Financial and PHC in order to, among other reasons, take advantage of Pino's unique knowledge of, and contacts within, the life and accident and health insurance and the managed care industries. Further, Pioneer Financial and PHC will invest significant time and money in the further development of Pino's business ability, image and standing. As Pino is a senior executive officer of Pioneer Financial and PHC, the reputation and success of Pino will be closely tied to the reputation and success of Pioneer Financial and PHC and, during the Term, Pino will be heavily identified with Pioneer Financial's and PHC's businesses.

          (b) Non-Competition. During Pino's employment hereunder and for a twenty-four (24) month period after termination of such employment, unless such termination is made by Pioneer Financial without cause or unless there has been a Change in Control prior to such termination, Pino shall not engage, directly or indirectly, whether as an owner, partner, employee, officer, director, agent, consultant or otherwise, in any location where Pioneer Financial or any of its subsidiaries is engaged in business after the date hereof and prior to Pino's termination, conducted by Pioneer Financial or any of its subsidiaries, provided, however, that the mere ownership of 5% or less of the stock of a company whose shares are traded on a national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System shall not be deemed ownership which is prohibited hereunder.

          (c) Non-Solicitation. During the twenty-four (24) month period following termination of Pino's employment with Pioneer Financial, Pino shall not, directly or indirectly induce employees of Pioneer Financial or any of its subsidiaries to leave such employment with the result that such employees would engage in business activities which are substantially similar or are closely related to the business activities such employee performed on behalf of Pioneer Financial and which compete against Pioneer Financial. Notwithstanding the above, in the event Pino is terminated by Pioneer Financial without cause, then the twenty-four (24) month period referred to in this Section 11(c) shall be reduced to twelve (12) months.

          (d) Enforceability. The necessity of protection against the competition of Pino and the nature and scope of such protection has been carefully considered by the parties hereto. The parties hereto agree and acknowledge that the duration, scope and geographic areas applicable to the non-competition covenant in this Section 11 are fair, reasonable and necessary, that adequate compensation has been received by Pino for such obligations, and that these obligations do not prevent Pino from earning a livelihood. If, however for any reason any court determines that the restrictions in this Agreement are not reasonable, that consideration is inadequate or that Pino has been prevented from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section 11 as will render such restrictions valid and enforceable.


     12. Breach or Threatened Breach of Non-Competition Covenant. In the event of a breach or threatened breach by Pino of any provision of Section 10 or 11 hereof, Pino acknowledges that the remedy at law would be inadequate and that Pioneer Financial shall be entitled to an injunction restraining Pino from such act or threatened breach. Nothing herein contained shall be construed as prohibiting Pioneer Financial from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of monetary damages.

     13. Business Days. Any date specified in this Agreement which is a Saturday, Sunday or legal holiday shall be extended to the first regular business day after such date which is not a Saturday, Sunday or legal holiday.

     14. Choice of Law. This Agreement has been executed and made in accordance with the laws of the State of Illinois and is to be construed, enforced and governed in accordance therewith.

     15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     16. Entire Agreement Amendments. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof. No change or modification of this Agreement, or any waiver of the provisions hereof, shall be valid unless the same is in writing and signed by the parties hereto. Waiver by any party hereto of a breach by the other party of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party.

     17. Headings. The headings used herein are for ease of interpretation and shall have no effect on the interpretation of any provision of this Agreement.

     18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall, until receipt of contrary written instructions, be delivered personally to, or mailed by certified or registered mail with proper postage prepaid, to the party at the address as follows:

     TO PIONEER FINANCIAL:  PIONEER FINANCIAL SERVICES, INC.
                            1750 E. Golf Road
                            Schaumburg, Illinois  60173

     TO PINO:            Mr. Anthony J. Pino
                         1114 Glenlake Way
                         Louisville, Kentucky 40245

     19. Severability. If any provision of this Agreement is held for any reason to be invalid, it will not invalidate any other provisions of this Agreement which are in themselves valid, nor will it invalidate the provisions of any other agreement between the parties hereto. Rather, such invalid provision shall be construed so as to give it the maximum effect allowed by applicable law. Any other written agreement between the parties hereto shall be conclusively deemed to be an agreement independent of this Agreement.

    20. Successors and Assigns. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement and the rights and obligations hereunder may not be assigned by either party without the prior written consent of the other.


     21.  Time of the Essence.  Time is of the essence of this Agreement.



     IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed on December 7, 1995, but to be effective as of the date first above written.



Attest:                            "Pioneer Financial"

                                   PIONEER FINANCIAL SERVICES, INC.

______________________________     By:  ___________________________________

                                   Title:  __________________________________




Witness:                           "Pino"



______________________________     ________________________________________
                                   Anthony J. Pino





acw\agreemen\Pino.d11